SECOND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                 CINCAP VII, LLC

         This SECOND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement"), effective as of September 30, 1999 (the "Effective Date"), of CinCap VII, LLC, a Delaware limited liability company (the "Company"), by CinCap VIII, LLC, a Delaware limited liability company ("CinCap VIII"), and VMC Generating Company, a Texas general partnership ("VMC"). This Agreement amends and restates that certain Restated Limited Liability Company Agreement, effective as of September 29, 1999, of the Company (the "Original Restated Agreement").

                                    RECITALS

               WHEREAS, the Company was formed on December 2, 1998 by the sole organizer under the Delaware Limited Liability Company Act (as amended from time to time, the "Act");

               WHEREAS, under that certain Limited Liability Company Agreement of the Company dated as of December 2, 1998, Cinergy Capital & Trading, Inc. ("CC&T") was the sole member of the Company, holding 100% of the membership interests thereof;

               WHEREAS, pursuant to the Original Restated Agreement, CC&T assigned and transferred all of its membership interest in the Company to CinCap VIII (in such capacity, the "Current Member");

               WHEREAS, CinCap VIII now desires to assign and transfer, and VMC (in such capacity, the "Transferee Member") desires to accept, all of CinCap VIII's membership interest in the Company;

               WHEREAS, CinCap VIII and VMC desire to amend and restate the Original Restated Agreement to evidence such transfer and assignment and otherwise to set forth VMC's agreement, as sole member in the Company immediately following such transfer, with respect to, among other things, its rights, obligations and interests regarding the affairs of the Company and the conduct of its business;

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

               SECTION 1.1 DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Act.


                                   ARTICLE II
                               GENERAL PROVISIONS

               SECTION 2.1 COMPANY NAME. The name of the Company is "CinCap VII, LLC." The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the member(s).

               SECTION 2.2 REGISTERED OFFICE; REGISTERED AGENT.

                    (a) The Company  shall  maintain a registered  office in the
               State of Delaware at, and the name and address of the Company's registered agent in the State of Delaware is, Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

                    (b) The  business  address of the Company is 139 East Fourth
               Street, Cincinnati, Ohio, or such other place as the Member shall designate.

               SECTION 2.3 NATURE OF BUSINESS PERMITTED; POWERS. The Company may carry on any lawful business, purpose or activity. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

               SECTION 2.4 BUSINESS TRANSACTIONS OF A MEMBER WITH THE COMPANY. In accordance with Section 18-107 of the Act, a member may transact business with the Company and, subject to applicable law, shall have the same rights and obligations with respect to any such matter as a person who is not a member.

               SECTION 2.5 FISCAL YEAR. The fiscal year of the Company (the "Fiscal Year") for financial statement purposes shall end on December 31 of each year.


                                   ARTICLE III
                     ASSIGNMENT TO VMC; ADDITIONAL MEMBER(S)

               SECTION 3.1 ASSIGNMENT TO VMC; ADDITIONAL MEMBER(S). On the Effective Date, CinCap VIII hereby assigns and transfers to VMC, and VMC hereby accepts from CinCap VIII, 100% of CinCap VIII's membership interest in the Company. Additional member(s) of the Company, if any, shall be admitted only with the approval of VMC.

               SECTION 3.2 CLASSES.

                    (a) The membership interests of the Company shall consist of common membership interests ("Common Interests").

                    (b) All Common  Interests shall be identical with each other in every respect, except that, should additional member(s) be admitted, Common Interests of each member shall reflect its capital account relative to the other member(s).

               SECTION 3.3 LIABILITY OF MEMBER(S).

                    (a) All debts,  obligations  and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member.

                    (b) Except as otherwise  expressly required by law, a member shall not have any liability in excess of (i) the amount of its capital contribution to the Company, (ii) its share of any assets and undistributed profits of the Company, (iii) its obligation to make other payments, if any, expressly provided for in this Agreement or any amendment hereto and (iv) the amount of any distributions wrongfully distributed to it.

               SECTION  3.4  ACCESS  TO  AND   CONFIDENTIALITY  OF  INFORMATION;
          RECORDS.

                    (a) Any  member  shall  have the  right to  obtain  from the
               Company from time to time upon reasonable demand for any purpose reasonably related to the member's interest as a member of the Company, the documents and other information described in Section 18-305(a) of the Act.

                    (b) Any  demand by a member  pursuant  to this  Section  3.4 shall be in writing and shall state the purpose of such demand.

               SECTION 3.5 MEETINGS OF MEMBER(S).

                    (a) Meetings of the  member(s)  may be called at any time by any member.

                    (b) Except as otherwise provided by law, if additional member(s) are admitted, a majority of the member(s), determined in proportion to their respective interests in the Company, entitled to vote at the meeting shall constitute a quorum at all meetings of the member(s).

                    (c) Any  action  required  to or  which  may be  taken  at a meeting of member(s) may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all member(s).

                    (d) Regular meetings of the member(s) shall be held at least annually. Member(s) may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

               SECTION 3.6 VOTE. Except as specifically set forth herein, the business and affairs of the Company shall be managed by or under the direction of the member(s) by majority vote.

               SECTION 3.7 NOTICE. Meetings of the member(s) may be held at such places and at such times as the member(s) may from time to time determine. Any member may at any time call a meeting of the member(s). Written notice of the time, place, and purpose of such meeting shall be served by registered or certified prepaid, first class mail, via overnight courier using a nationally reputable courier, or by fax or cable, upon each member and shall be given at least two (2) business days prior to the time of the meeting. No notice of a meeting need be given to any member if a written waiver of notice, executed before or after the meeting by such member thereunto duly authorized, is filed with the records of the meeting, or to any member who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A waiver of notice need not specify the purposes of the meeting.

               SECTION 3.8 DELEGATION OF POWERS. Subject to any limitations set forth in the Act, the member(s) may delegate any of its powers to officers of the Company or to committees consisting of persons who may or may not be member(s). Every officer or committee shall, in the exercise of the power so delegated, comply with any restrictions that may be imposed on them by the member(s).

               SECTION 3.9 WITHDRAWALS AND REMOVALS OF MEMBER(S). No member may resign, withdraw or be removed as a member of the Company without the written consent of all of the member(s).


                                   ARTICLE IV
                                   MANAGEMENT

               SECTION 4.1 GENERAL. Except as specifically set forth herein, the business and affairs of the Company shall be managed by and under the direction of the member(s) who shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company as would (if the Company were a corporation) be subject to control by a board of directors, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein. The member(s) shall serve without compensation from the Company, and the member(s) shall bear the cost of its participation in meetings and other activities of the Company.

               SECTION 4.2 OFFICERS.

                    (a) ELECTION, TERM OF OFFICE. Officers shall be elected annually by the member(s). Except as provided in paragraphs (b) or (c) of this Section 4.1, each officer shall hold office until his or her successor shall have been chosen and qualified. Any two offices, except those of the President and the Secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or this Agreement to be executed, acknowledged or verified by any two or more officers.

                    (b) RESIGNATIONS AND REMOVALS. Any officer may resign his or her office at any time by delivering a written resignation to the member(s). Unless otherwise specified therein, such resignation shall take effect upon delivery. Any officer may be removed from office with or without cause by either the member(s) or the President.

                    (c) VACANCIES AND NEWLY CREATED OFFICES. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the President, subject to approval and election by the member(s).

                    (d) CONDUCT OF BUSINESS.  Subject to the  provisions of this
               Agreement, the day-to-day operations of the Company shall be managed by its officers and such officers shall have full power and authority to make all business decisions, enter into all commitments and take such other actions in connection with the business and operations of the Company as they deem appropriate. Such officers shall perform their duties in a manner consistent with this Agreement and with directions which may be given from time to time by the member(s).

                    (e) PRESIDENT. Subject to the further directives of the member(s), the President shall have general and active management of the business of the Company subject to the supervision of the member(s), shall see that all orders and resolutions of the member(s) are carried into effect and shall have such additional powers and authority

                    (f) SECRETARY. The Secretary shall attend all meetings of the member(s) and record all the proceedings of the meetings and all actions taken thereat in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the member(s), and shall perform such other duties as may be prescribed by the member(s) or the President. The Assistant Secretary, if there be one, shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the member(s) may from time to time prescribe.

                    (g) OTHER OFFICERS. The member(s) from time to time may appoint such other subordinate officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the member(s) may determine in its sole discretion. The member(s) from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and prescribe their respective rights, terms of office, authorities and duties.

                    (h) OFFICERS AS AGENTS; AUTHORITY. The officers, to the extent of their powers set forth in this Agreement and/or delegated to them by the member(s), are agents and managers of the Company for the purpose of the Company's business, and the actions of the officers taken in accordance with such powers shall bind the Company.


               SECTION 4.3 RELIANCE BY THIRD PARTIES. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the member(s) herein set forth.

               SECTION 4.4 EXPENSES. Except as otherwise provided in this Agreement, the Company shall be responsible for and shall pay all expenses out of funds of the Company determined by the member(s) to be available for such purpose, provided that such expenses are those of the Company or are otherwise incurred by the member(s) in connection with this Agreement, including, without limitation:

                    (a) all expenses  related to the business of the Company and all routine administrative expenses of the Company, including the maintenance of books and records of the Company, the preparation and dispatch to any member(s) of checks, financial reports, tax returns and notices required pursuant to this Agreement or in connection with the holding of any meetings of the member(s);

                    (b) all expenses  incurred in connection with any litigation or arbitration involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith;

                    (c) all expenses for  indemnity or  contribution  payable by the Company to any person;

                    (d) all expenses  incurred in connection with the collection of amounts due to the Company from any person;

                    (e) all expenses incurred in connection with the preparation of amendments to this Agreement; and

                    (f) expenses  incurred in connection  with the  liquidation, dissolution and winding up of the Company.


                                    ARTICLE V
                                     FINANCE

               SECTION 5.1 FORM OF CONTRIBUTION. The contribution of a member to the Company must be in cash or property, provided that if there is more than one member, all member(s) must consent in writing to contributions of property. To the extent there is more than one member, additional contributions in the same proportion shall be made by each member, except as may be approved by all member(s). A capital account shall be maintained for each member, to which contributions and profits shall be credited and against which distributions and losses shall be charged. At any time that there is more than one member, capital accounts shall be maintained in accordance with the tax accounting principles prescribed by the Treasury Regulations promulgated under Code Section 704 (the "Allocation Regulations"), so that the tax allocations provided in this Agreement shall, to the extent possible, have "substantial economic effect" within the meaning of the Allocation Regulations, or, if such allocations cannot have substantial economic effect, so that they may be deemed to be "in accordance with the member(s') interests in the Company" within the meaning of the Allocation Regulations.

               SECTION 5.2 ALLOCATION OF PROFITS AND LOSSES. The profits and losses of the Company shall be allocated entirely to the Member or, if additional member(s) are admitted, the member(s) in proportion to their respective capital accounts.

               SECTION 5.3 ALLOCATION OF DISTRIBUTIONS. The distributions of the Company shall be allocated entirely to the Member or, if additional member(s) are admitted, the member(s) in proportion to their respective capital accounts.


                                   ARTICLE VI
                                  DISTRIBUTION

               SECTION 6.1 DISTRIBUTION IN KIND. Notwithstanding the provisions of Section 18-605 of the Act, a member may receive distributions from the Company in any form other than cash, and may be compelled to accept a distribution of any asset in kind from the Company.


                                   ARTICLE VII
                  ASSIGNMENT OF MEMBERSHIP AND COMMON INTERESTS

               SECTION 7.1 ASSIGNMENT OF MEMBERSHIP AND COMMON INTERESTS. Membership and Common Interests in the Company shall be assignable and transferable with the consent of the existing member(s). Any transferee shall not be admitted as a member unless and until the transferee has executed a counterpart of this Agreement.

               SECTION 7.2 CERTIFICATES. Common Interests in the Company may, but need not be, evidenced by a certificate of limited liability company interest issued by the Company.


                                  ARTICLE VIII
                                   DISSOLUTION

               SECTION 8.1 DURATION AND DISSOLUTION. The duration of the Company shall be perpetual.

               SECTION 8.2 WINDING UP. Subject to the provisions of the Act, the Member or, if additional member(s) are admitted, the member(s) (acting by written consent of all member(s)) shall have the right to wind up the Company's affairs in accordance with Section 18-803 of the Act (and shall promptly do so upon dissolution of the Company in accordance with Section 8.1) and shall also have the right to act as or appoint a liquidating trustee in connection therewith.

               SECTION 8.3 DISTRIBUTION OF ASSETS. Upon the winding up of the Company, the assets shall be distributed in the manner provided in
          Section 18-804 of the Act.


                                   ARTICLE IX
                          TAX CHARACTERIZATION; REPORTS

               SECTION 9.1 TAX TREATMENT. The Company shall timely make all necessary elections and filings for federal, state, and local tax purposes such that it will not be treated as a separate entity, but, instead, will be disregarded, for federal, state, and local tax purposes.

               SECTION 9.2 FORM K-1. After the end of each Fiscal Year for which the Company shall have more than one member, the member(s) shall cause to be prepared and transmitted, as promptly as possible, and in any event within 90 days of the close of such Fiscal Year, a federal income tax Form K-1 and any required similar state income tax form for each member.

               SECTION 9.3 COMPANY TAX RETURNS. The Member, or if additional member(s) are admitted, the member(s) shall cause to be prepared and timely filed all tax returns required to be filed for the Company. The Member or the member(s) (as the case may be) may, in their sole discretion, make or refrain from making any federal, state or local income or other tax elections for the Company that it deems necessary or advisable; provided that if there is more than one member, the prior written consent of all the member(s) shall be required in order for the Company to make an election pursuant to Section 754 of the Internal Revenue Code of 1986, as amended (the "Code").


                                    ARTICLE X
                         EXCULPATION AND INDEMNIFICATION

               SECTION 10.1 EXCULPATION. Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, any member, or any officers, directors, stockholders, partners, employees, representatives or agents of any of the foregoing, nor any officer, employee, representative, Manager or agent of the Company or any of its affiliates (individually, a "Covered Person" and collectively, the "Covered Persons") shall be liable to the Company or any other person for any act or omission (in relation to the Company, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted in good faith by a Covered Person and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by the Agreement, provided that such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

               SECTION 10.2 INDEMNIFICATION. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 10.2 with respect to any claim, issue or matter in which it has engaged in fraud, willful misconduct, bad faith or gross negligence.



                                   ARTICLE XI
                                  MISCELLANEOUS

               SECTION 11.1 AMENDMENTS TO THIS AGREEMENT. Following the execution and delivery of this Agreement by the parties hereto, this Agreement may be amended by, and only by, a written instrument executed by the Transferee Member.

               SECTION 11.2 SUCCESSORS;  COUNTERPARTS.  Subject to Article VIII,
          this Agreement (a) shall be binding as to the executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the member(s) or, if additional member(s) are admitted, the member(s) and (b) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

               SECTION 11.3 GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. In particular, this Agreement shall be construed to the maximum extent possible to comply with all the terms and conditions of the Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under the Act or other applicable law, such invalidity or unenforceability shall not validate the entire Agreement and this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable terms or provisions. If it shall be determined by a court of competent jurisdiction that any provisions relating to the distributions and allocations of the Company or to any expenses payable by the Company is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable law.

               SECTION 11.4 FILINGS. Following the execution and delivery of this Agreement, the member(s) shall promptly prepare any documents required to be filed and recorded under the Act, and the member(s) shall promptly cause each such document to be filed and recorded in accordance with the Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. The member(s) shall also promptly cause to be filed, recorded and published such statements of fictitious business name and any other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any state or other jurisdiction which governs the conduct of its business from time to time.

               SECTION 11.5 HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.

               SECTION 11.6 ADDITIONAL DOCUMENTS. Each member agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

               SECTION 11.7 NOTICES. All notices, requests and other communications to any member shall be in writing (including telecopier or similar writing) and shall be given to such member (and any other person designated by such member) at its address or telecopier number set forth in a schedule filed with the records of the Company or such other address or telecopier number as such member may hereafter specify for the purpose by notice. Each such notice, request or other communication shall be effective (a) if given by telecopier, when transmitted to the number specified pursuant to this Section and the appropriate confirmation is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified pursuant to this Section.

               SECTION 11.8 BOOKS AND RECORDS; ACCOUNTING. The member(s) or, if additional member(s) are admitted, the member(s) shall keep or cause to be kept at the address of the Company (or at such other place as the member(s) shall determine in their discretion) true and full books and records regarding the status of the business and financial condition of the Company.



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     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.


                              CinCap VIII, LLC, as Current Member



                              By:  __________________
                                   William L. Sheafer
                                   Treasurer



                              VMC Generating Company, as Transferee Member



                              By:  ____________________
                                   Name:
                                   Title: